Exhibit 16.1

December 5, 2012

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Medizone International, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 3, 2012, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP